Exhibit 21.1

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization
Automation Communications Engineering Corporation	United States (LA)
Beijing Viasat Science and Technology Co., Ltd.	China
C.S.G. Cyprus Space Gateways Ltd	Cyprus
Carmel Comunicaciones, S.A. de C.V.	Mexico
ComPetro Communications Holdings, LLC	United States (DE)
ComPetro Communications, LLC	United States (DE)
ComPetro Comunicações Holdings do Brasil, Ltda.	Brazil
Congo Broadband Network Sarl	Democratic Republic of the Congo
Engreen India Private Limited	India
Engreen, Inc.	United States (CA)
Euro Broadband Infrastructure Sàrl	Switzerland
Euro Broadband Services S.r.l.	Italy
Intelie Solucoes em Informatica S.A.	Brazil
Intelie, Inc.	United States (DE)
IOM Licensing Holding Company Limited	Isle of Man
Irish Space Gateways Ltd	Ireland
Karama Technologies Ltd	British Virgin Islands
LandTel Communications, LLC	United States (LA)
LandTel, Inc.	United States (DE)
mmWaveBroadband Co.	United States (DE)
Munaicom LLP	Kazakhstan
Nesscoinvsat Limited	United Kingdom
Orgtec, S. de R.L.de C.V.	Mexico
PT Viasat Communications Indonesia	Indonesia
Rig Net Middle East LLC	Oman
Rig Net Qatar W.L.L	Qatar
RigNet (CA), Inc.	Canada
RigNet Angola, Limitada	Angola
RigNet AP Facilities & Services Limited	Nigeria
RigNet AS	Norway
RigNet Australia Pty Limited	Australia
RigNet BRN Sdn Bhd.	Brunei
RigNet de México, S de R.L. de C.V.	Mexico
RigNet EIS, Inc.	United States (DE)
RigNet Ghana Limited	Ghana
RigNet Global Holdings S.a.r.l.	Luxembourg
RigNet Holdings, LLC	United States (DE)
RigNet Luxembourg Holdings S.a.r.l.	Luxembourg
RigNet Middle East - FZE	United Arab Emirates
RigNet Mobile Solutions Limited	Scotland
RigNet Mozambique, Limitada	Mozambique
RigNet Newco, Inc.	United States (DE)
RigNet Pte Ltd	Singapore
RigNet Sdn. Bhd.	Malaysia
RigNet Serviços de Telecomunicações Brasil, Ltda.	Brazil
RigNet UK Holdings Limited	Scotland
RigNet UK Limited	Scotland
RigNet, Inc.	United States (DE)
RigNet, Inc. (Limited Liability One Person Company)	Saudi Arabia
RNSAT Servicios de México, S. de R.L. de C.V.	Mexico
Safety Controls, Inc.	United States (LA)
Shabakat Rafedain AI Iraq AI Jadeed for Trade in Communication Equipment and Devices LLC	Iraq
Skylogic d.o.o.	Croatia
Skylogic Espana S.L.U.	Spain
Skylogic Eurasia İletişim Sanayi ve Ticaret Ltd. Şti	Turkey
Skylogic Finland OY	Finland

Skylogic France SAS	France
Skylogic Germany GmbH	Germany
Skylogic Hellas Ε.Π.Ε.	Greece
Tailored Investments Ltd	British Virgin Islands
TrellisWare Technologies, Inc.	United States (DE)
V3 Tanzania Limited	Tanzania
Viasat (Cambodia) Co., Ltd.	Cambodia
Viasat (IOM) Limited	Isle of Man
Viasat Antenna Systems S.A.	Switzerland
Viasat APAC Holdings Limited	United Kingdom
Viasat Australia Pty Limited	Australia
Viasat Brasil Participações Ltda.	Brazil
Viasat Brasil Serviços de Comunicações Ltda.	Brazil
Viasat Broadband Holdings B.V.	Netherlands
Viasat Cambodia Holdings Pte. Ltd.	Singapore
Viasat Canada Corp.	Canada
Viasat Carrier Services, Inc.	United States (DE)
Viasat China Services, Inc.	United States (DE)
Viasat Colombia S.A.S	Colombia
Viasat Communications Germany GmbH	Germany
Viasat Communications Italy S.r.l.	Italy
Viasat Communications Ltd.	Ghana
Viasat Communications Middle East L.L.C.	United Arab Emirates
Viasat Communications Panama, S.A	Republic of Panama
Viasat Communications Uganda Limited	Uganda
Viasat Communications UK Limited	United Kingdom
Viasat Europe Limited	Ireland
Viasat Europe Sàrl	Switzerland
Viasat Germany GmbH	Germany
Viasat Global Holdings, LLC	United States (DE)
Viasat Guatemala SA	Guatemala
Viasat Honduras, S. de R.L.	Honduras
Viasat Ibérica, S.L..	Spain
Viasat India Private Limited.	India
Viasat Israel Ltd.	Israel
Viasat Italy S.r.l.	Italy
Viasat Japan 合同会社 (Viasat Japan G.K.).	Japan
Viasat Kenya Holdings Limited.	United Kingdom
Viasat Kenya Limited.	Kenya
Viasat Kenya Operations Limited	Kenya
Viasat Malaysia Sdn. Bhd.	Malaysia
Viasat Mali-Sarl	Mali
Viasat Mozambique, LDA	Mozambique
Viasat Netherlands B.V.	Netherlands
Viasat Nigeria Limited	Nigeria
Viasat Peru S.R.L.	Peru
Viasat Polska LLC sp. z o.o..	Poland
Viasat RDC Sarl	Democratic Republic of the Congo
Viasat Rwanda Limited	Rwanda
Viasat Satellite Holdings Limited	United Kingdom
Viasat Satellite Ventures Holdings Luxembourg S.à.r.l.	Luxembourg
Viasat Senegal SUARL	Senegal
Viasat Services Holding Co.	United States (DE)
Viasat Singapore Holdings Pte. Ltd	Singapore
Viasat South Africa (Pty) Ltd	South Africa
Viasat South Africa Holdings Limited	United Kingdom
Viasat Tchad Sarl	Chad
Viasat Technologies Limited	United Kingdom
Viasat Tecnologia, S.A. de C.V	Mexico

Viasat UK Limited	United Kingdom
Viasat VS3 Holdings Limited	United Kingdom
Viasat West Africa Holdings Limited	United Kingdom
Viasat Worldwide Limited	United States (DE)
Viasat Zambia Limited	Zambia
VParent, Inc.	United States (DE)
VS3 MOROCCO (SARL)	Morocco
VService, Inc.	United States (DE)